Exhibit 99.1

Eidos Therapeutics Reports Third Quarter 2018 Financial Results and

Provides Corporate Update

SAN FRANCISCO, November 6, 2018 /PRNewswire/ -- Eidos Therapeutics, Inc. (Eidos) (Nasdaq:EIDX), a clinical stage biopharmaceutical company focused on addressing the large unmet need in transthyretin (TTR) amyloidosis (ATTR), today reported its financial results for the quarter ended September 30, 2018 and provided an update on the Company’s recent achievements.

“We are working to advance the AG10 clinical development program,” said Neil Kumar PhD, chief executive officer of Eidos. “The Phase 1 data demonstrated that AG10 was well tolerated at blood concentrations resulting in near-complete TTR stabilization in healthy volunteers. We are announcing the results from the Phase 2 study in ATTR cardiomyopathy patients at the 2018 American Heart Association Annual Scientific Sessions on November 10, 2018.”

Recent Achievements and Upcoming Milestones

•

Eidos presented Phase 1 data at the 2018 Annual Scientific Meeting of the Heart Failure Society of America, demonstrating that AG10 was well tolerated and establishing clinical proof-of-concept in healthy adult volunteers.

•	The U.S Food & Drug Administration granted Orphan Drug Designation to AG10 for the treatment of ATTR.

•	The European Medicines Agency adopted a positive opinion for the designation of AG10 as an orphan medicinal product for the treatment of ATTR.

•

The Journal of Medicinal Chemistry published the design and preclinical characterization of AG10, demonstrating that AG10’s potentially superior stabilizing activity is driven by the unique ability to mimic the disease-protective T119M mutation and its selectivity for TTR.

•

The Phase 2 study of AG10 in ATTR cardiomyopathy (ATTR-CM) wild-type and mutant patients with symptomatic heart failure (NYHA Class II-III) concluded and eligible patients entered a long term, open label extension study.

•

Eidos will present the Phase 2 data for AG10 in ATTR-CM at the Annual Scientific Sessions of the American Heart Association (AHA) in a late-breaking Featured Science oral presentation on November 10, 2018 at 10am EST. Eidos will also host a conference call and webcast on November 12, 2018 at 8am EST to discuss the results of the Phase 2 trial. Details for the conference call can be found at www.eidostx.com.

Financial Results for the Third Quarter 2018

Cash and cash equivalents totaled $166.6 million at September 30, 2018 compared with $5.5 million at December 31, 2017.

Research and development expenses were $7.9 million for the third quarter of 2018, compared to $2.3 million for the same period of 2017, an increase of $5.6 million. The increase was primarily due to increased expenses for contract consultants, contract manufacturing and other activities for AG10 clinical trials and increases in headcount and related salaries and expenses.

General and administrative expenses were $2.6 million for the third quarter of 2018 compared to $0.5 million for the same period in 2017, an increase of $2.1 million. The increase was primarily due to increased salaries and employee-related expenses and increases in professional fees and services in connection with becoming a public company.

Net loss for the quarter ended September 30, 2018 was $10.2 million or $0.29 per common share, compared to a net loss of $2.8 million or $0.74 per common share for the same period in 2017.

About AG10

AG10 is an orally administered small molecule designed to potently stabilize tetrameric transthyretin, or TTR, thereby halting at its outset the series of molecular events that give rise to amyloidosis, or ATTR. AG10 has completed a Phase 2 clinical trial in patients with ATTR cardiomyopathy and symptomatic heart failure. Results from this trial will be presented on November 10, 2018 at the American Heart Association’s Annual Scientific Sessions.

AG10 was designed to mimic a naturally-occurring variant of the TTR gene (T119M) that is considered a “rescue mutation” because it has been shown to prevent ATTR in individuals also carrying a pathogenic, or disease-causing, mutation in their other copy of the TTR gene. To our knowledge, AG10 is the only TTR stabilizer in development that has been observed to mimic the “super-stabilizing” properties of this rescue mutation that have been well described.

About Eidos Therapeutics

Eidos Therapeutics is a clinical stage biopharmaceutical company focused on addressing the large and growing unmet need in diseases caused by transthyretin (TTR) amyloidosis (ATTR). For more information, please visit www.eidostx.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. All statements other than statements of historical facts, including the statements about future clinical milestones of AG10, including the completion of our ongoing Phase 2 clinical trial and availability of top-line data therefrom, the initiation of Phase 3 clinical trials, the timing of these events, the indications we intend to pursue, the potential benefits available to us from orphan drug designations for AG10, and our possible clinical or other business strategies, are forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on our management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history and historical losses, our liquidity to fund the development of our other product candidates through current and future milestones, our ability to raise additional funding to complete the development and any commercialization of our product candidates, our dependence on the success of our lead product candidate, AG10, results from our clinical trials and pre-clinical studies and those of third parties working in the same area as our product candidate and our dependence on third parties in connection with our manufacturing, clinical trials and pre-clinical studies. Additional risks and uncertainties that could affect our future results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2018 to be filed with the Securities and Exchange Commission. Additional information on potential risks will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

EIDOS THERAPEUTICS, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Operating expenses*:
Research and development	$7,931	$2,283	$21,362	$5,583
General and administrative	2,619	490	6,656	1,322
Total operating expenses	10,550	2,773	28,018	6,905

Loss from operations	(10,550)	(2,773)	(28,018)	(6,905)
Other income (expense), net	374	-	(1,681)	75
Loss on extinguishment of debt	-	-	(6,677)	-

Net loss	$(10,176)	$(2,773)	$(36,376)	$(6,830)

Net loss per share:	$(0.29)	$(0.74)	$(2.28)	$(1.95)

Weighted-average shares used in computing net loss
per share basic and diluted	35,591,518	3,752,883	15,976,228	3,504,790

* Includes stock-based compensation as follows
Research and development	$(187)	$26	$2,016	$100
General and administrative	443	1	627	2
Total stock-based compensation expense	$256	$27	$2,643	$102

EIDOS THERAPEUTICS, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30,	December 31,

	2018	2017

Assets
Current assets:
Cash	$166,568	$5,497
Related party receivable	29	67
Prepaid expenses and other current assets	3,248	484
Total current assets	169,845	6,048
Property and equipment, net	218	114
Other assets	163	181
Total assets	$170,226	$6,343
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,417	$566
Related party payable	206	372
Accrued expenses and other current liabilities	3,427	1,300
Total current liabilities	6,050	2,238
Other liabilities	357	273
Total liabilities	6,407	2,511

Redeemable convertible preferred stock	-	17,028
Stockholders’ equity (deficit):
Preferred stock	-	-
Common stock	37	4
Additional paid-in capital	214,690	1,332
Accumulated deficit	(50,908)	(14,532)
Total stockholders’ equity (deficit)	163,819	(13,196)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$170,226	$6,343

Media Contact:

Carolyn Hawley, Canale Communications, (619) 849-5382, carolyn@canalecomm.com

For Investors

Alex Gray, Burns McClellan, (212) 213-0006, agray@burnsmc.com